Exhibit 99.2


                             Power of Attorney

The undersigned, Nestle S.A., a corporation organized under the laws of Switzerland (the "Company"), does hereby make, constitute and appoint James
H. Ball as its true and lawful attorney-in-fact, for it and in its name, place and stead to execute and cause to be filed and/or delivered, as required under Section 13(d) of the Securities Exchange Act of 1934 (the "Act") and the regulations thereunder, any number, as appropriate, of original, copies, or electronic filings of the Securities and Exchange Commission Schedule 13D or Schedule 13G Beneficial Ownership Reports (together with any amendments and joint filing agreements under Rule 13d-1(f)(1) of the Act, as may be required thereto) to be filed and/or delivered with respect to any equity security (as defined in Rule 13d-1(d) under the Act) of Transcend Therapeutics, Inc. beneficially owned by the Company and which must be reported by the Company pursuant to Section 13(d) of the Act and the regulations thereunder, and generally to take such other actions and perform such other things necessary to effectuate the foregoing as fully in all respects as if the undersigned could do if personally present. This Power of Attorney shall remain in effect until revoked, in writing, by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 20 day of February, 1998.



                                     NESTLE S.A.



                                     By: /s/ Hans Peter Frick
                                         Name:  Hans Peter Frick
                                         Title: Senior Vice President